AGREEMENT FOR SERVICES

This following Agreement ("the Agreement"), by and between Market Voice, Inc. ("the Consultant"), a Florida Corporation, having its principal business office located at One Park Place, 621 Northwest 53rd Street, Suite 240, Boca Raton, Florida 33487, and Meridian USA Holdings, Inc. ("the Company"), having its principal business office located at 3350 N.W. 2nd Avenue, Boca Raton, Florida 33432, is made effective this 6th day of September, 2000.

         WHEREAS, the Company desires to engage the Consultant to provide certain financial consulting website services with respect to the Company's business; and

         WHEREAS, the Consultant represents that it has considerable knowledge and experience in business marketing, management and finance and desires to provide those services to the Company.

         NOW, THEREFORE, in consideration of the mutual promises set forth below and the good and valuable consideration provided herein, the receipt of which both parties hereby acknowledge, the parties hereby agree as follows:

1.       Consulting Engagement

          The Company hereby engages the Consultant and the Consultant hereby accepts such engagement by the Company as a consultant and advisor with respect to the matters specifically set forth herein.

          The term of this agreement shall be for one (1) year from the date of this Agreement. Should the Company terminate or attempt to terminate this Agreement at any time, for any reason, the Company shall remain obligated to make payment to the Consultant of all consideration due or outstanding at the time of the termination. This engagement of the Consultant is on a non-exclusive basis by the Company.

2.       Consulting Services.  During the term of this Agreement:

        (A) The services the Consultant will provide the Company shall include but not be limited to the following:

                (i) The  introduction of the Company to an expanded  shareholder base and international investment community through domestic and international marketing and promotional activity. In accordance therewith, the Consultant shall:
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                        (a) List the Company profile on SMALLCAPNEWSWIRE.Com;
                            a wholly owned Internet division of the Consultant;

                        (b) Post Company press releases on SMALLCAPNEWSWIRE.Com;

                        (c) Release   Company  news  alerts  and press  releases
                            regionally, nationally and internationally through the Consultant's strategic alliance with wire services, search engines and hypertext website links;

                        (d) Feature the Company on the Consultant's adio   show,
                            "The Smallcap Newswire Report," financial news network for South Florida, WFTL, 1400AM and 850 AM.

                        (e) Advise  the  Company  regarding  various alternative
                            marketing strategies; and

                        (f) Consult the Company  regarding  both long  and short
                            term business plans targeted at strengthening and maintaining shareholder and investor relations.

        (B) The parties understand and agree that during the term of the Agreement, the consultant is not restricted or prohibited from providing similar consulting services to other companies, provided that any such other activities shall not materially interfere with the services required to be provided hereunder. Accordingly, the parties fully understand and agree that the Consultant shall not be required to spend all of its time and effort with respect to the foregoing services.

3. Compensation. In consideration of the services to be rendered as set forth herein, the Company shall compensate the Consultant as follows:
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        (a)     During  the  term of this  Agreement,  the Company  shall pay to the Consultant a fee of one hundred twenty thousand shares of restricted stock of the Company.

4. Expenses. During the term of this Agreement, the Company shall pay or promptly reimburse the Consultant, on a written pre-approved basis, for reasonable and necessary travel, lodging, meals and other expenses paid or incurred by the Consultant in connection with the direct performance of its services, activities and responsibilities under this Agreement. Said reimbursement shall be made upon the presentation of the appropriate documents, expenses, statements, receipts, or other proof of expenses incurred, together with a copy of all the written prior approval for the Company of such expenses. All statements must be paid within twenty (20) days of the Company's receipt of the same. Notwithstanding the foregoing, the Consultant shall bear all ordinary necessary expenses including office overhead, postage, telephone charges, and other like expenses paid or incurred in connection with the performance of its services, activities and responsibilities under this Agreement.

5.       Representations and Warranties of the Company

        (A) The Company hereby represents and warrants that it has full power and legal right and authority to execute, deliver and perform under this Agreement, and that the officer's execution of this Agreement on behalf of the Company is with full knowledge of the Company and the power of authority to do so.

        (B) The Company hereby represents and warrants that this Agreement has been duly authorized by all necessary corporate and individual parties, executed and delivered by the Company enforceable against the Company in accordance with its terms, subject only to the applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the rights of creditors generally and to principles of equity.

        (C) The Company hereby represents and warrants that all information provided to Consultant by the Company, including but not limited to general information regarding the Company, its business relationships, and its past, present, and future financial condition, which is used during the course of performance of Consultant's services under this Agreement, that is disseminated to the public, shall be truthful and based upon fact and not speculation. Moreover, the Company agrees to conduct a diligent
               investigation   to  confirm  the  truthfulness  of  any  and  all
               information it instructs the Consultant to disseminate to the public.
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        (D)    The Company  hereby  agrees to  indemnify  and hold  harmless the
               Consultant from and against any and all losses and damages resulting from any misinterpretation, or breach of any warranty, covenant or agreement by the Company made or contained in this Agreement, and any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses, including attorneys' fees, incident to the foregoing.

        (E) The Company hereby represents and warrants that it abides by all applicable federal, state, and municipal laws in the operation of its business.

6.       Representations, Warranties and Covenants of the Consultant.

        (A) The Consultant hereby represents and warrants that it has full power and legal right and authority to execute, deliver and perform under this Agreement, and that the officer executing this Agreement on behalf of the Company has the full power of authority to do so.

        (B) The Consultant hereby represents and warrants that this Agreement has been duly authorized by all necessary corporate and individual parties, executed and delivered by the Consultant and constitutes the legal, valid, binding obligation of the
               Consultant, and enforceable against it in accordance with its terms, subject only to the applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the rights of creditors generally and to principles of equity.

        (C) The Consultant represents and warrants that it will only disseminate to the public information that has been authorized by the Company for dissemination or that, which has been previously disseminated in previous press releases or other publicly disclosed documentation.

7.       Independent Contractor Status.

          It is expressly understood and agree that this is a consulting service and website linking agreement only and does not constitute an employer/employee relationship. Accordingly, the parties agree that the Consultant shall be solely responsible for payment of its own taxes or sums due to the federal, state and local governments, office overhead, worker's compensation, fringe benefits, pension contributions, and other expenses, except as otherwise as an independent contractor and that the Company shall have no right to control the activities of the Consultant other than to require the Consultant to provide its consulting services in a professional manner pursuant to the terms and conditions of this Agreement. Moreoever, the Consultant shall have no authority to bind the Company.

8.       Miscellaneous Provisions.

        (A)      Notices.

                    Any notice, request, demand, or other communication required or permitted pursuant to this Agreement shall be in writing and shall be deemed to have been properly given if delivered by certified or registered mail and return receipt requested, to each party hereto at the address indicated below or at any other address as may be designated from time to time by written notice to each party. Such notice shall be deemed given upon delivery.

                           Consultant:      MARKET VOICE, INC.
                                            Attention:  B. Michael Friedman
                                            One Park Place
                                            621 Northwest 53rd Street
                                            Suite 240
                                            Boca Raton, Florida  33487

                           Company:         MERIDIAN USA HOLDINGS, INC.
                                            Attention: Alan Posner
                                            1356 N.W. 2nd Avenue
                                            Boca Raton, FL 33432

        (B)      Entire Agreement

                    This agreement constitutes the entire Agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior written or oral agreements, commitments, representations, or understanding with respect to the matters provided for herein, and no modification shall be binding unless set forth in writing and duly executed by each party hereto.

        (C)      Binding Effect

                    This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators and successors, including any corporation with which or into which either party may be merged.

        (D)      Waiver

                    The waiver by any party to this Agreement of a breach of any provision contained herein shall not be deemed a continuing waiver or waiver of any subsequent breach of any other provision of this agreement.

        (E)      Default.

                    In the event litigation is entered by the parties with regard to either parties' breach of any of its obligations under the Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and court costs.

        (F)      Counterparts.

                    For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, which shall each be considered an original.

        (G)      Construction and Governing Law.

                    Should any provision of this Agreement require judicial interpretation, it is hereby agreed that the Court interpreting and construing the same shall not apply a presumption that the terms shall be more strictly construed against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the participation hereof. This Agreement and all questions relating to its validity shall be decided within the jurisdiction of the State of Florida and governed by and construed in accordance with Florida law, without regard to its conflict of law principles.

        (H)      Disclosure of Compensation and non-liability performance

                    The Company understands that pursuant to applicable federal and state law the Consultant may be required at times to disclose to the public the nature and amount of compensation received by the Consultant in consideration for the Consultant's services related to the Company.

                    Although the Consultant's ultimate goal in undertaking this business relationship with the Company is to see an increase in the Company's revenues and stock price, the Company understands that the Consultant does not guarantee specific performance of the Company nor will the Consultant engage in illegal or prohibited activity to manipulate the financial appearance of the Company or to inflate its stock price.

        (I)      Facsimile Signatures

                    Facsimile signatures on this Agreement shall have the same legal effect as original signatures.

         IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above.

         MARKET VOICE, INC.                          MERIDIAN USA HOLDINGS, INC.

         By:_________________________                By:________________________

         Its:________________________                Its:_______________________

         Dated:______________________               Date:_______________________